UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

October 5, 2005

APOGEE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10456	04-3005815
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

129 Morgan Drive
Norwood, Massachusetts 02062
(781) 551-9450

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On October 5, 2005, Apogee Technology, Inc. (the “Company”) completed a transaction with SigmaTel, Inc. (“SigmaTel”), whereby certain assets associated with its audio division, including the Direct Digital Amplifier (DDX®) technology, were sold to SigmaTel for approximately $9.4 million plus a one-year earn-out of potentially up to $4.5 million (the “Transaction”). In addition, the Company’s engineering and marketing staff related to the audio division were offered positions at SigmaTel as a part of the Transaction.

The Company will use the proceeds from the Transaction to repay approximately $2.1 million owed to Laurus Master Fund, Ltd., pursuant to the Company’s Secured Convertible Note and the related Securities Purchase Agreement dated as of August 9, 2005; to pay certain expenses related to the Transaction, and to enhance the development of its MEMS/Nanotechnology division and emerging line of MEMS products.

The Asset Purchase Agreement dated as of October 5, 2005 (the “Agreement”) associated with the Transaction provides for the payment of $420,000 of the purchase price into escrow to be held for a period of eighteen (18) months in the event of a breach by the Company, or any of the Principal Stockholders, of any representation or warranty made in connection with the Transaction.   Further, the Agreement includes a $1.0 million set aside, held by SigmaTel, of the purchase price to cover amounts owed by the Company to a supplier.  The Agreement also provides for a $205,000 deduction from the purchase price to reimburse SigmaTel for certain advances paid to the Company under a prior agreement.

The Company has granted SigmaTel the right to purchase inventory pursuant to certain terms and conditions as set forth in the Agreement and has agreed to refrain from competing with SigmaTel and its affiliates in regards to the Class D amplifier IC business for a period of two (2) years from October 6, 2005.  SigmaTel is not assuming any liabilities related to the Company, all of which will remain the sole responsibility of the Company.  The Company has agreed to indemnify SigmaTel upon the occurrence of certain events, as more fully described in Article IX of the Agreement.  The Company and certain of the Principal Stockholders also entered into an additional Indemnification Agreement.  The Company is authorized to indemnify the Principal Stockholders in the event any one or more of them has to satisfy any obligations thereunder.

The Agreement, the Escrow Agreement and the Indemnification Agreement are attached hereto as 99.1, 99.2 and 99.3 respectively, and the summaries of the material terms of the agreements discussed herein are qualified in their entirety by reference to the text of those agreements filed herewith.  The Company issued a press release regarding the Transaction, on October 5, 2005, a copy of which is attached hereto as Exhibit 99.4 and it is also hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

99.1

Asset Purchase Agreement, dated as of October 5, 2005, by and among SigmaTel, Inc., Apogee Technology, Inc., certain stockholders, and with respect to the provisions of Section 8.15 only, David B. Meyers.

99.2	Escrow Agreement, dated as of October 5, 2005, among SigmaTel, Inc., Apogee Technology, Inc., and Wells Fargo Bank, N.A.
99.3	Indemnification Agreement, dated as of October 5, 2005, among SigmaTel, Inc., Apogee Technology, Inc., Herbert M. Stein, H.M. Stein Associates, and Sheryl B. Stein.
99.4	Press release of Apogee Technology, Inc., dated October 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE TECHNOLOGY, INC.

Dated: October 7, 2005	By:	//S// Herbert M. Stein
Herbert M. Stein President, Chief Executive Officer and Chairman of the Board